SPONSORS WARRANTS PURCHASE AGREEMENT

This SPONSORS WARRANTS PURCHASE AGREEMENT (this “Agreement”) is made as of this 14th day of April, 2011 by and between Infinity China 1 Acquisition Corporation, a British Virgin Islands business company (the “Company”), having its principal place of business at 900 Third Avenue, 33rd Floor, New York, New York 10022 and the persons set forth on Exhibit A hereto (the “Sponsors”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 3,200,000 warrants (the “Warrants”) of the Company for a purchase price of $0.75 per Warrant.  Each Warrant is exercisable to purchase one ordinary share of the Company, no par value (the “Ordinary Shares”), at an exercise price of $11.00 per Ordinary Share during the period commencing on the later of: (i) one (1) year from the date of the closing of the Company’s IPO (as defined below) and (ii) thirty (30) days following the consummation of an acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business combination with one or more operating businesses or assets (a “Business Combination”) and expiring on the fifth anniversary of the consummation of such Business Combination;

WHEREAS, the Sponsors desire to purchase the Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Sponsors hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Warrants. For the aggregate sum of $2,400,000 (the “Purchase Price”), upon the terms and subject to the conditions of this Agreement, each of the Sponsors hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Sponsors, on the Closing Date (as defined in Section 1.2), the respective number of Warrants as set forth in Exhibit A, for a purchase price of $0.75 per Warrant.

1.2. Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York, 10017 on or prior to the effective date of the registration statement relating to the Company’s initial public offering (“IPO”) of 4,000,000 units consisting of Ordinary Shares and warrants (the “Closing Date”).

1.3. Delivery of the Purchase Price. At least one business day prior to the Closing Date, each of the Sponsors agrees to deliver the Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars either: (i) to Ellenoff Grossman & Schole LLP, which is hereby irrevocably authorized to deposit such funds at least one business day prior to the Closing to the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and a trustee and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”) or (ii) directly into the Trust Account.  If the IPO is not consummated, the Purchase Price shall be returned to the Sponsors as soon as practicable by certified bank check or wire transfer of immediately available funds denominated in United States Dollars.

1.4. Delivery of Warrant Certificate.  Upon delivery of the Purchase Price in accordance with Section 1.3, the Sponsors shall become irrevocably entitled to receive a warrant certificate representing the Warrants; provided, however, if the Company notifies the Sponsors that the IPO will not be consummated and the Purchase Price will be returned in accordance with the last sentence of Section 1.3, the Company shall have no obligation to provide any such certificate representing the Warrants to the Sponsors.

2. Representations and Warranties of the Sponsors

Each of the Sponsors represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Each of the Sponsors understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering or the Ordinary Shares underlying the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”).

2.2. Organization and Authority.  Each of the Sponsors is a Cayman Islands exempted company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.  Upon execution and delivery by each of the Sponsors, this Agreement is a legal, valid and binding agreement of each of the Sponsors, enforceable against each of the Sponsors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3. Private Offering. Each of the Sponsors represents that it is (a) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. Subscriber acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law or to a non-U.S. Person under Regulation S.

2.4. Authority. This Agreement has been validly authorized, executed and delivered by each of the Sponsors and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by each of the Sponsors of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) each of the Sponsors’ organizational documents, (ii) any agreement, indenture or instrument to which each of the Sponsors is a party or (iii) any law, statute, rule or regulation to which each of the Sponsors is subject, or any agreement, order, judgment or decree to which each of the Sponsors is subject.

2.6. No Legal Advice from Company. Each of the Sponsors acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with such Sponsors’ own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, each of the Sponsors is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.7. Access to Information; Independent Investigation.  Prior to the execution of this Agreement, each of the Sponsors has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.  In determining whether to make this investment, each of the Sponsors has relied solely on each of the Sponsors’ own knowledge and understanding of the Company and its business based upon each of the Sponsors’ own due diligence investigation and the information furnished pursuant to this paragraph.  Each of the Sponsors understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and each of the Sponsors has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.8. Reliance on Representations and Warranties. Each of the Sponsors understands the Warrants are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each of the Sponsors set forth in this Agreement in order to determine the applicability of such provisions.

2.9. No Advertisements. Each of the Sponsors is not subscribing for the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.10. Legend. Each of the Sponsors acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for the Company, is available.

2.11. Experience, Financial Capability and Suitability.  Each of the Sponsors is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Each of the Sponsors has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Each of the Sponsors must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.  Each of the Sponsors is able to bear the economic risks of an investment in the Securities and to afford a complete loss each of the Sponsor’s investment in the Securities.

2.12. Investment Purposes.  Each of the Sponsors is purchasing the Securities solely for investment purposes, for each of the Sponsor’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and each of the Sponsors have no present arrangement to sell the interest in the Securities to or through any person or entity.

2.13. Restrictions on Transfer. Each of the Sponsors acknowledges and understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future, any of the Sponsors decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Each of the Sponsors agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Sponsor may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, each of the Sponsors agrees it will not resell the Securities. Each of the Sponsors further acknowledges that because the Company is a shell company, Rule 144 may not be available to such  Sponsor for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3. Representations and Warranties of the Company

The Company represents and warrants to the Sponsors that:

3.1. Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is (i) an unlimited number of Ordinary Shares and (ii) an unlimited number of preferred shares. As of the date hereof, the Company has issued 1,150,000 Ordinary Shares (of which 150,000 of such Ordinary Shares are subject to forfeiture as described in the registration statement related to the Company’s IPO) and no preferred shares issued and outstanding. All of the issued share capital of the Company has been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Sponsors will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) any transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company has been duly incorporated and is validly existing as a British Virgin Islands business company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the Warrant Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Warrants and the Warrant Agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Memorandum and Articles of Association, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any Securities and Exchange Commission, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrants or the Ordinary Shares issuable upon exercise thereof in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by the Sponsors, in the names of the respective Sponsors. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH INFINITY CHINA 1 ACQUISITION CORPORATION (THE “COMPANY”) COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

4.2. Sponsors’ Compliance. Nothing in this Section 4 shall affect in any way each of the Sponsors’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

4.4. Registration Rights.  Each of the Sponsors will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

5. Lockup

The Warrants will be subject to a lockup described in that certain Insider Letter to be entered into prior to the date of the preliminary prospectus in connection with the IPO between Sponsors and the Company pursuant to which the Warrants shall not be transferable, saleable or assignable until thirty (30) days following the consummation of a Business Combination, subject to certain limited exceptions.

6. Securities Laws Restrictions

Each of the Sponsors agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

7. Waiver of Liquidation Distributions

In connection with the Securities purchased pursuant to this Agreement, Sponsors hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”). In no event will a Sponsor have the right to exercise any Warrants prior to the later of: (i) one year from the date of the closing of the IPO and (ii) thirty (30) days after the consummation of a Business Combination.

8. Forfeiture of Warrants

8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company upon the liquidation of the Trust Account in the event an initial Business Combination is not consummated within 24 months from the date of the Closing of the IPO.

8.2. Termination of Rights. If the Warrants are forfeited in accordance with this Section 8, then after such time, the Sponsors (or their successors in interest), shall no longer have any rights as holders of such Warrants, and the Company and/or its agents shall take such action as is appropriate to cancel such Warrants on the books and records of the Company.

9. Rescission Right Waiver and Indemnification

9.1. Rescission Waiver.  Each of the Sponsors understands and acknowledges that an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Sponsors may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the trust account from claims that may adversely affect the Company or the interests of its shareholders, each of the Sponsors hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Each of the Sponsors acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to the Sponsors. Each of the Sponsors agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2.  No Recourse Against Trust Account.  Each of the Sponsors agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

9.3.  Third Party Beneficiaries.  Each of the Sponsors acknowledges and agrees that the shareholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4.  Section 9 Waiver.  Each of the Sponsors agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, each of the Sponsors have offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each of the Sponsors acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Terms of the Warrant

The Warrants shall be substantially identical to the warrants included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with a mutually agreeable warrant agent on or prior to the closing of the IPO, except the Warrants: (i) will be subject to the transfer restrictions described herein, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Warrants is registered under the Securities Act, (iii) will be non-redeemable so long as they are held by the Sponsors or any of their permitted transferees and (iv) are exercisable for cash or on a “cashless” basis if held by the Sponsors or any of their permitted transferees.

11. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands for agreements made and to be wholly performed within such country. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Assignment; Entire Agreement; Amendment

12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Sponsors to a person agreeing to be bound by the terms hereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13. Notices; Indemnity

13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth herein or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

13.2 Indemnification. Each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

14. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

15. Survival; Severability

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing and one (1) year following the consummation of an initial Business Combination.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

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This subscription is accepted by the Company as of the date first written above.

INFINITY CHINA 1 ACQUISITION CORPORATION

By:	/s/ Mark Chess

Name: Mark Chess
Title: Vice President

Accepted and agreed this
April 14, 2011

INFINITY I-CHINA FUND (CAYMAN), L.P.

By:	/s/ Avishai Silvershatz

Name: Avishai Silvershatz
Title: Managing Partner

INFINITY I-CHINA FUND (ISRAEL), L.P.

By:	/s/ Avishai Silvershatz

Name: Avishai Silvershatz
Title: Managing Partner

INFINITY I-CHINA FUND (ISRAEL 2), L.P.

By:	/s/ Avishai Silvershatz

Name: Avishai Silvershatz
Title: Managing Partner

INFINITY I-CHINA FUND (ISRAEL 3), L.P.

By:	/s/ Avishai Silvershatz

Name: Avishai Silvershatz
Title: Managing Partner

Exhibit A

Sponsor	Number of Warrants

Infinity I-China Fund (Cayman), L.P.	1,493,760

Infinity I-China Fund (Israel), L.P.	762,240

Infinity I-China Fund (Israel 2), L.P.	651,520

Infinity I-China Fund (Israel 3), L.P.	292,480

Total	3,200,000